UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 10, 2006

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lincoln Highway Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Pursuant to Section 2.15 of its Second Amended and Restated Long Term Revolving Credit Agreement dated July 31, 2003, as amended, Vishay Intertechnology, Inc. announced today that it intends to permanently reduce the amount available under the revolving credit facility by half, to $200,000,000, in light of its current liquidity needs.

Section 2.15 of the revolving credit facility allows Vishay to unilaterally reduce the amount available under the facility upon providing the administrative agent five business days notice.  The reduction of the amount available is expected to result in reduced commitment fees aggregating $1.0 million for the remaining term of the agreement.  No amounts have been outstanding under the revolving credit facility since August 2005.  The reduction in the amount available under the facility will be effective on March 16, 2006. The revolving credit facility agreement expires May 1, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006

VISHAY INTERTECHNOLOGY, INC.

	By:	/s/ Richard N. Grubb

	Name:	Richard N. Grubb
	Title:	Executive Vice President and Chief Financial Officer